EXHIBIT 99.1

FOR:	EMCOR GROUP, INC.
News Release
CONTACT:	R. Kevin Matz Executive Vice President Shared Services (203) 849-7938

FTI Consulting, Inc. Investors: Jamie Baird (212) 850-5659

EMCOR GROUP, INC. REPORTS SECOND QUARTER 2020 RESULTS

- Second Quarter Revenues of $2.01 Billion, 13.3% Decrease Year-over-Year -
- Second Quarter Diluted Loss Per Share of $(1.52), Non-GAAP Diluted EPS of $1.44 -
- Record Second Quarter Operating Cash Flow of $355.6 Million -
- Total Remaining Performance Obligations of $4.59 Billion, 8.6% Increase Year-over-Year -
- Reintroduces 2020 Revenue and Diluted EPS Guidance Range -

NORWALK, CONNECTICUT, August 3, 2020 - EMCOR Group, Inc. (NYSE: EME) today reported results for the second quarter ended June 30, 2020.

For the second quarter of 2020, we reported a net loss of $83.7 million, or $(1.52) per diluted share, compared to net income of $84.0 million, or $1.49 per diluted share, for the second quarter of 2019. The net loss for the second quarter of 2020 included after-tax goodwill, identifiable intangible asset, and other long-lived asset impairment charges, primarily related to our U.S. Industrial Services segment. Excluding these impairment charges, non-GAAP net income for the second quarter of 2020 was $79.2 million, or $1.44 per diluted share. Revenues for the second quarter of 2020 totaled $2.01 billion, a decrease of 13.3%, compared to $2.32 billion for the second quarter of 2019.

We reported an operating loss for the second quarter of 2020 of $122.6 million, representing an operating margin of (6.1)%, which included pre-tax impairment charges of $232.8 million, compared to operating income of $120.0 million, representing an operating margin of 5.2%, for the second quarter of 2019. Excluding such pre-tax impairment charges, non-GAAP operating income for the second quarter of 2020 was $110.1 million, representing a non-GAAP operating margin of 5.5%.

Selling, general and administrative expenses for the second quarter of 2020 totaled $205.2 million, or 10.2% of revenues, representing a decrease of $21.1 million compared to selling, general and administrative expenses of $226.2 million, or 9.7% of revenues, for the second quarter of 2019.

Please see the attached tables for a reconciliation of non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP diluted earnings per share to the comparable GAAP measures.

The Company's income tax rate for the second quarter of 2020 was (32.5)%, which compares to an income tax rate of 28.3% for the second quarter of 2019.

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EMCOR Reports Second Quarter Results	Page 2

Remaining performance obligations as of June 30, 2020 were $4.59 billion compared to $4.23 billion as of June 30, 2019. Total U.S. remaining performance obligations grew approximately $346 million year-over-year.

Tony Guzzi, Chairman, President and Chief Executive Officer of EMCOR, commented, “We demonstrated excellent execution during these unprecedented times, and our second quarter performance reflects the rapid and decisive implementation of our contingency plans. Despite year-over-year revenue declines across each of our segments, we delivered non-GAAP operating income of $110.1 million and a strong non-GAAP operating margin of 5.5%, underscoring our ability to perform in almost any environment as well as our diligent cost control. Our efforts drove record operating cash flow generation of $276.7 million in the first six months of 2020, which represents an increase of over $300 million compared to the same period in 2019. Even as we and our customers navigate the uncertainty surrounding the COVID-19 pandemic and its impact on the economy, our remaining performance obligations continue to grow, up 8.6% year-over-year and 3.8% sequentially, demonstrating the resiliency of our business and the underlying demand for our services in the marketplace.”

Mr. Guzzi added, “Our U.S. Construction segments continue to anchor our performance, with operating income growth of 1.4% year-over-year and a robust operating margin of 8.0%, up 100 basis points year-over-year. This was primarily driven by our U.S. Mechanical Construction segment, which posted operating income growth of 24.1% year-over-year and an impressive operating margin of 8.5%, up 190 basis points year-over-year. Additionally, our U.S. Electrical Construction segment delivered a healthy operating margin of 7.2% despite the significant impact of mandated shutdowns on our revenues in the quarter. Led by our mobile mechanical and government services businesses, our U.S. Building Services segment reported an operating margin of 5.6%, up 30 basis points year-over-year. During the second quarter, we recorded a significant impairment charge primarily related to our U.S. Industrial Services segment, which is operating in a challenging environment as its customers grapple with the dual impacts of the COVID-19 pandemic and ongoing volatility in the oil and gas market. We will continue to leverage our leadership position and take advantage of available opportunities. However, we do not anticipate much improvement in this segment through the remainder of the year. Lastly, our U.K. Building Services segment generated an operating margin of 5.7%, up 80 basis points year-over-year, as it continues to execute well across its diversified customer base.”

Revenues for the first six months of 2020 totaled $4.31 billion, a decrease of 3.8%, compared to $4.48 billion for the first six months of 2019. We reported a net loss for the first six months of 2020 of $8.0 million, or $(0.14) per diluted share, compared to net income of $156.4 million, or $2.77 per diluted share, for the first six months of 2019. Excluding the impact of the previously referenced impairment charges recorded in the second quarter of 2020, non-GAAP net income for the first six months of 2020 was $154.9 million, or $2.78 per diluted share.

For the first six months of 2020, we reported an operating loss of $16.6 million, representing an operating margin of (0.4)%, compared to operating income of $222.3 million, representing an operating margin of 5.0%, for the first six months of 2019. Excluding the previously referenced $232.8 million non-cash impairment charge recorded in the second quarter, non-GAAP operating income for the first six months of 2020 was $216.1 million, representing a non-GAAP operating margin of 5.0%. SG&A totaled $432.2 million, or 10.0% of revenues, for the first six months of 2020 compared to $432.4 million, or 9.6% of revenues, for the first six months of 2019.

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EMCOR Reports Second Quarter Results	Page 3

Please see the attached tables for a reconciliation of non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share to the comparable GAAP measures.

Based on year-to-date performance, current operating conditions and visibility into the remainder of the year, EMCOR expects full-year 2020 revenues to be between $8.6 billion and $8.7 billion, and full-year 2020 non-GAAP diluted earnings per share in the range of $5.00 to $5.50.

Mr. Guzzi concluded, “I would like to thank the entire EMCOR team for their hard work as we navigate the impacts of COVID-19 and continue to safely and effectively serve our customers in this environment. During the quarter, we remained focused on the elements of our business in our control, protecting the health and safety of our employees, and adjusting our operations as necessary in a disciplined and process-oriented manner. Our guidance for the remainder of the year is contingent on the environment remaining relatively consistent to where we stand today, as well as no widespread shutdowns, such as those that we experienced earlier this year. Our growing remaining performance obligations, combined with the actions we’ve taken to improve productivity and streamline our operations, as well as our solid financial position, will allow us to deliver value for our shareholders during this crisis and beyond.”

EMCOR Group, Inc. is a Fortune 500 leader in mechanical and electrical construction services, industrial and energy infrastructure and building services. This press release and other press releases may be viewed at the Company’s website at www.emcorgroup.com. EMCOR routinely posts information that may be important to investors in the “Investor Relations” section of our website at www.emcorgroup.com. Investors and potential investors are encouraged to consult the EMCOR website regularly for important information about EMCOR.

EMCOR Group's second quarter conference call will be available live via internet broadcast today, Monday, August 3, at 10:30 AM Eastern Daylight Time. The live call may be accessed through the Company's website at www.emcorgroup.com.

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EMCOR Reports Second Quarter Results	Page 4

Forward Looking Statements:

This release contains certain forward-looking statements. Any such comments speak only as of August 3, 2020 and EMCOR assumes no obligation to update any such forward-looking statements, unless required by law. These forward-looking statements may include statements regarding anticipated future operating and financial performance, the nature and impact of our remaining performance obligations, our ability to pursue acquisitions, our ability to return capital to shareholders, market opportunities, market growth and customer trends. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated (whether expressly or implied) by the forward-looking statements. Accordingly, these statements are no guarantee of future performance. Such risks and uncertainties include, but are not limited to, adverse effects of general economic conditions, changes in the political environment, changes in the specific markets for EMCOR’s services, adverse business conditions, availability of adequate levels of surety bonding, increased competition, unfavorable labor productivity, mix of business, the impact of the 2020 ransomware attack, and the impact of the COVID-19 pandemic on our revenue and operations, including employees, construction activity, and facilities utilization, and the risk factors associated with EMCOR’s business discussed in Part I, Item 1A “Risk Factors,” of the Company’s 2019 Form 10-K, in Part II, Item 1A “Risk Factors,” of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, and in other reports filed from time to time with the Securities and Exchange Commission and available at www.sec.gov and www.emcorgroup.com.

Non-GAAP Measures:

This release also includes certain financial measures that were not prepared in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations of those non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this release. The Company uses these non-GAAP measures as key performance indicators for the purpose of evaluating performance internally. We also believe that these non-GAAP measures provide investors with useful information with respect to our on-going operations. Any non-GAAP financial measures presented are not, and should not be viewed as, substitutes for financial measures required by GAAP, have no standardized meaning prescribed by GAAP and may not be comparable to the calculation of similar measures of other companies.

In addition, forecast non-GAAP diluted earnings per share for full-year 2020 is a forward-looking non-GAAP financial measure. The Company does not provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP on a forward-looking basis because it is unable to provide such reconciliations without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of items such as impairment charges that impact comparability and the periods in which such items may be recognized. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

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EMCOR GROUP, INC.
FINANCIAL HIGHLIGHTS
(In thousands, except share and per share information)
(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended June 30,		For the six months ended June 30,
	2020	2019	2020	2019
Revenues	$2,014,021	$2,324,202	$4,313,853	$4,482,930
Cost of sales	1,698,735	1,977,822	3,665,506	3,827,796
Gross profit	315,286	346,380	648,347	655,134
Selling, general and administrative expenses	205,174	226,248	432,171	432,417
Restructuring expenses	—	173	69	448
Impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	232,750	—	232,750	—
Operating (loss) income	(122,638)	119,959	(16,643)	222,269
Net periodic pension (cost) income	718	400	1,460	806
Interest expense, net	(2,110)	(3,231)	(4,598)	(6,054)
(Loss) income before income taxes	(124,030)	117,128	(19,781)	217,021
Income tax (benefit) provision	(40,341)	33,156	(11,757)	60,639
Net (loss) income	$(83,689)	$83,972	$(8,024)	$156,382

Basic (loss) earnings per common share	$(1.52)	$1.49	$(0.14)	$2.78

Diluted (loss) earnings per common share	$(1.52)	$1.49	$(0.14)	$2.77

Weighted average shares of common stock outstanding:
Basic	54,937,038	56,181,864	55,467,799	56,175,219
Diluted	54,937,038	56,499,514	55,467,799	56,461,977

Dividends declared per common share	$0.08	$0.08	$0.16	$0.16

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2020 (Unaudited)	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$481,391	$358,818
Accounts receivable, net	1,936,442	2,030,813
Contract assets	171,389	177,830
Inventories	40,590	40,446
Prepaid expenses and other	49,268	51,976
Total current assets	2,679,080	2,659,883
Property, plant and equipment, net	158,453	156,187
Operating lease right-of-use assets	240,659	245,471
Goodwill	839,772	1,063,911
Identifiable intangible assets, net	576,540	611,444
Other assets	95,919	93,462
Total assets	$4,590,423	$4,830,358
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt and finance lease liabilities	$10,234	$18,092
Accounts payable	563,128	665,402
Contract liabilities	655,298	623,642
Accrued payroll and benefits	317,783	382,573
Other accrued expenses and liabilities	209,064	195,757
Operating lease liabilities, current	52,705	53,144
Total current liabilities	1,808,212	1,938,610
Borrowings under revolving credit facility	—	50,000
Long-term debt and finance lease liabilities	294,126	244,139
Operating lease liabilities, long-term	204,361	204,950
Other long-term obligations	339,526	334,879
Total liabilities	2,646,225	2,772,578
Equity:
Total EMCOR Group, Inc. stockholders’ equity	1,943,622	2,057,134
Noncontrolling interests	576	646
Total equity	1,944,198	2,057,780
Total liabilities and equity	$4,590,423	$4,830,358

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2020 and 2019
(In thousands) (Unaudited)

	2020	2019
Cash flows - operating activities:
Net (loss) income	$(8,024)	$156,382
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	23,220	21,391
Amortization of identifiable intangible assets	29,404	23,169
Provision for credit losses	4,957	851
Deferred income taxes	(19,942)	(920)
Excess tax benefits from share-based compensation	(196)	(593)
Non-cash expense for impairment of goodwill, identifiable intangible assets, and other long-lived assets	232,750	—
Non-cash share-based compensation expense	5,960	6,225
Other reconciling items	1,064	3,020
Changes in operating assets and liabilities, excluding the effect of businesses acquired	7,550	(251,723)
Net cash provided by (used in) operating activities	276,743	(42,198)
Cash flows - investing activities:
Payments for acquisitions of businesses, net of cash acquired	(3,194)	(63,991)
Proceeds from sale or disposal of property, plant and equipment	824	1,326
Purchase of property, plant and equipment	(25,951)	(22,455)
Investments in and advances to unconsolidated entities	—	(794)
Distributions from unconsolidated entities	—	84
Net cash used in investing activities	(28,321)	(85,830)
Cash flows - financing activities:
Proceeds from revolving credit facility	200,000	—
Repayments of revolving credit facility	(250,000)	—
Proceeds from long-term debt	300,000	—
Repayments of long-term debt and debt issuance costs	(257,549)	(7,601)
Repayments of finance lease liabilities	(2,354)	(2,151)
Dividends paid to stockholders	(8,888)	(8,967)
Repurchase of common stock	(99,048)	—
Taxes paid related to net share settlements of equity awards	(2,550)	(3,735)
Issuance of common stock under employee stock purchase plan	3,228	2,969
Payments for contingent consideration arrangements	(4,070)	(2,508)
Distributions to noncontrolling interests	(70)	(250)
Net cash used in financing activities	(121,301)	(22,243)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(4,701)	(175)
Increase (decrease) in cash, cash equivalents, and restricted cash	122,420	(150,446)
Cash, cash equivalents, and restricted cash at beginning of year (1)	359,920	366,214
Cash, cash equivalents, and restricted cash at end of period (2)	$482,340	$215,768
(1)Includes $1.1 million and $2.3 million of restricted cash classified as “Prepaid expenses and other” in the Consolidated Balance Sheets as of December 31, 2019 and 2018, respectively.
(2)Includes $0.9 million and $2.4 million of restricted cash classified as “Prepaid expenses and other” in the Consolidated Balance Sheets as of June 30, 2020 and 2019, respectively.

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands) (Unaudited)

	For the three months ended June 30,
	2020	2019
Revenues from unrelated entities:
United States electrical construction and facilities services	$445,881	$569,402
United States mechanical construction and facilities services	790,441	823,086
United States building services	472,416	523,698
United States industrial services	212,166	295,460
Total United States operations	1,920,904	2,211,646
United Kingdom building services	93,117	112,556
Total worldwide operations	$2,014,021	$2,324,202

	For the six months ended June 30,
	2020	2019
Revenues from unrelated entities:
United States electrical construction and facilities services	$971,110	$1,097,472
United States mechanical construction and facilities services	1,624,553	1,575,495
United States building services	990,499	1,035,777
United States industrial services	522,197	554,105
Total United States operations	4,108,359	4,262,849
United Kingdom building services	205,494	220,081
Total worldwide operations	$4,313,853	$4,482,930

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands) (Unaudited)

	For the three months ended June 30,
	2020	2019
Operating income (loss):
United States electrical construction and facilities services	$32,184	$43,799
United States mechanical construction and facilities services	66,937	53,954
United States building services	26,378	28,001
United States industrial services	2,961	16,012
Total United States operations	128,460	141,766
United Kingdom building services	5,351	5,476
Corporate administration	(23,699)	(27,110)
Restructuring expenses	—	(173)
Impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	(232,750)	—
Total worldwide operations	(122,638)	119,959
Other corporate items:
Net periodic pension (cost) income	718	400
Interest expense, net	(2,110)	(3,231)
(Loss) income before income taxes	$(124,030)	$117,128

	For the six months ended June 30,
	2020	2019
Operating income (loss):
United States electrical construction and facilities services	$76,087	$86,750
United States mechanical construction and facilities services	112,108	94,939
United States building services	47,216	55,484
United States industrial services	15,218	25,648
Total United States operations	250,629	262,821
United Kingdom building services	11,115	9,617
Corporate administration	(45,568)	(49,721)
Restructuring expenses	(69)	(448)
Impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	(232,750)	—
Total worldwide operations	(16,643)	222,269
Other corporate items:
Net periodic pension (cost) income	1,460	806
Interest expense, net	(4,598)	(6,054)
(Loss) income before income taxes	$(19,781)	$217,021

EMCOR GROUP, INC.
RECONCILIATION OF 2020 AND 2019 NON-GAAP OPERATING INCOME AND NON-GAAP OPERATING MARGIN
(In thousands) (Unaudited)

In our press release, we provide non-GAAP operating income and non-GAAP operating margin for the three and six months ended June 30, 2020 and 2019. The following table provides a reconciliation between operating income and operating margin determined on a non-GAAP basis to the most directly comparable GAAP measures for such periods.

	For the three months ended June 30,		For the six months ended June 30,
	2020	2019	2020	2019
GAAP operating (loss) income	$(122,638)	$119,959	$(16,643)	$222,269
Impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	232,750	—	232,750	—
Non-GAAP operating income, excluding impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	$110,112	$119,959	$216,107	$222,269

	For the three months ended June 30,		For the six months ended June 30,
	2020	2019	2020	2019
GAAP operating margin	(6.1)%	5.2%	(0.4)%	5.0%
Impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	11.6%	—%	5.4%	—%
Non-GAAP operating margin, excluding impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	5.5%	5.2%	5.0%	5.0%

EMCOR GROUP, INC.
RECONCILIATION OF 2020 AND 2019 NON-GAAP NET INCOME
(In thousands) (Unaudited)

In our press release, we provide non-GAAP net income for the three and six months ended June 30, 2020 and 2019. The following table provides a reconciliation between net income determined on a non-GAAP basis to the most directly comparable GAAP measure for such periods.

	For the three months ended June 30,		For the six months ended June 30,
	2020	2019	2020	2019
GAAP net (loss) income	$(83,689)	$83,972	$(8,024)	$156,382
Impairment loss on goodwill, identifiable intangible assets, and other long-lived assets (1)	162,885	—	162,885	—
Non-GAAP net income, excluding impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	$79,196	$83,972	$154,861	$156,382

(1) Amount is net of tax effect of $69.9 million in the 2020 quarter and year-to-date periods.

EMCOR GROUP, INC.
RECONCILIATION OF 2020 AND 2019 NON-GAAP DILUTED EARNINGS PER SHARE
(In thousands) (Unaudited)

In our press release, we provide non-GAAP diluted earnings per common share for the three and six months ended June 30, 2020 and 2019. The following table provides a reconciliation between diluted earnings per common share determined on a non-GAAP basis to the most directly comparable GAAP measure for such periods.

	For the three months ended June 30,		For the six months ended June 30,
	2020	2019	2020	2019
GAAP diluted (loss) earnings per common share	$(1.52)	$1.49	$(0.14)	$2.77
Impairment loss on goodwill, identifiable intangible assets, and other long-lived assets (1)	2.95	—	2.93	—
Non-GAAP diluted earnings per common share, excluding impairment loss on goodwill, identifiable intangible assets, and other long-lived assets	$1.44	$1.49	$2.78	$2.77

(1) Amount is net of tax effect of $69.9 million in the 2020 quarter and year-to-date periods.

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